Execution Copy


                   SECURITY AGREEMENT - PLEDGE
                   ---------------------------


      MT ULTIMATE HEALTHCARE CORP., a Nevada corporation, hereinafter called "Debtor" or "Company", and MARATHON HEALTH CARE, INC., a newly-formed Delaware corporation, hereinafter called "Secured Party", agree as follows:

Section I.  Creation of Security Interest.
-----------------------------------------

      Debtor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto Secured Party the Collateral described in Section II of this Security Agreement to secure performance and payment of that certain promissory note dated September 28, 2004 in the principal amount of $295,000.00 payable to Lisa Stern, a third-party ("Stern"), terms of note, hereinafter sometimes called the "Secured Indebtedness".

Section II.  Collateral.
-----------------------

      The Collateral of this Security Agreement consists of Twenty Million (20,000,000) shares of common stock of the Company represented by a share certificate to be issued in the name of Marathon Health Care, Inc. in connection with a b-reorganization (the "Common Share Certificate"). Upon the execution of this Security Agreement, the Common Share Certificate will be delivered to Reitler Brown & Rosenblatt LLC, as escrow agent (the "Escrow Agent"). Except as provided in Section 6.01 of this Security Agreement, the Collateral includes rights to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalizations or rearrangements, all stock rights, rights to subscribe, voting rights, rights to receive securities, and all new securities; and all other property which Debtor may hereafter become entitled to receive on account of such securities, and in the event Debtor receives any such property, Debtor will immediately deliver same to Secured Party to be held by Secured Party in the same manner as the property originally deposited as Collateral. The Collateral of this Security Agreement also includes (i) the proceeds of any and all property described above and (ii) any and all cash dividends of and from any and all property described above.

Section III.  Payment Obligations of Debtor.
--------------------------------------------

      3.1 Debtor shall pay to Stern any sum or sums due or which may become due pursuant to the Secured Indebtedness. In the Event of Default (as defined in Section 5.1), Secured Party shall pay to Stern any sum or sums due or which may become due pursuant to the Secured Indebtedness and shall indemnify the Company and Debtor against any and all claims related to the Secured Indebtedness.

      3.2 Secured Party shall pay the entire unpaid indebtedness of Debtor to Stern, due pursuant to the Secured Indebtedness upon Debtor's default under this Security Agreement.

Section IV.  Voting Rights and Dividends.
-----------------------------------------

      4.1 So long as the Debtor is not in default under the terms of the Secured Indebtedness or this Security Agreement, Debtor shall be entitled to exercise all voting and consensual powers and rights pertaining to the Collateral or any part thereof for all purposes not inconsistent with the terms of this Security Agreement and shall be entitled to receive and retain all dividends on the Collateral or any part thereof.

Section V.  Event of Default.
----------------------------

      5.1 Debtor shall be in default under this Security Agreement upon the occurrence of an event of default as such term is defined in the Secured Indebtedness, including but not limited to the failure to pay any principal of or interest on the Secured Indebtedness as and when due in accordance with the terms of the Secured Indebtedness (hereinafter called "Event of Default") which is not cured within five days after receiving written notice of an Event of Default under this Security Agreement or the Secured Indebtedness:

Section VI.  Remedies in Event of Default.
-----------------------------------------

      6.1 Upon the occurrence of an Event of Default, upon three days prior written notice of Secured Party's intent to exercise its remedies under this
Section 6.1 during which time Debtor shall have an opportunity to cure the Event of Default, Secured Party shall liquidate the Collateral as provided herein and shall apply the net proceeds thereof to the repayment of the Secured Indebtedness. In the event that there should be any excess of such net proceeds over and above the amount paid to discharge the Secured Indebtedness, together with expenses relating to such liquidation and discharge, such excess shall be promptly returned to Debtor. In the event that such net proceeds should be insufficient to discharge the Secured Indebtedness, together with expenses relating to such liquidation and discharge, such the remainder of the Secured Indebtedness shall be immediately repaid by Debtor to Stern.

      6.2 The Secured Party's remedies herein expressly provided shall be in addition to those rights and remedies provided under the Uniform Commercial Code of New York and any and all other remedies existing at law or in equity.

      6.3 It is hereby acknowledged and agreed that, subject to applicable law, the liquidation of the Collateral pursuant to Section 6.1 shall be in compliance with applicable securities laws.

Section VII.  Additional Agreements.
-----------------------------------

      7.1 If all of the Secured Indebtedness is paid as the same becomes due and payable, and if all of the covenants, warranties, undertakings and agreements made in this Security Agreement are kept and performed, then and in that event only, all rights under this Security Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and such security interest shall be released by Secured Party in due form at Debtor's cost.

      7.2 A carbon, photographic or other reproduction of this Security Agreement of any financing statement relating to this Security Agreement shall be sufficient as a financing statement.

      7.3 Debtor will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

      7.4 In the event the ownership of the Collateral or any part thereof becomes vested in a person other than Debtor, Secured Party may, without notice to Debtor, deal with such successor or successors in interest with reference to this Security Agreement and to the indebtedness secured hereby in the same manner as with Debtor, without in any way vitiating or discharging Debtor's liability hereunder or for the payment of the indebtedness secured hereby.

      7.5 If any part of the secured indebtedness cannot be lawfully secured by this Security Agreement, or if any part of the Collateral cannot lawfully be subject to the security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Security Agreement.

      7.6 Secured Party may not, without obtaining the prior written consent of Debtor, assign this Security Agreement so that the assignee shall be entitled to the rights and remedies of Secured Party hereunder and in the event of such assignment, Debtor will assert no claims or defenses relating to the payment of the Secured Indebtedness it may have against the assignee except those granted in this Security Agreement.

      7.7 Any notice, request, demand or other communication required or permitted hereunder shall be given in writing by delivering same in person to the intended addressee, or by United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, or by prepaid telegram (provided that such telegram is confirmed by mail in the manner previously described), sent to the intended addressee at the address shown in this Security Agreement, or to such different address as the addressee shall have designated by written notice sent in accordance herewith and actually received by the other party at least ten (10) days in advance of the date upon which such change of address shall be effective.

      7.8 This Security Agreement shall be binding upon Debtor, and the heirs, devisees, administrators, executors, personal representatives, receivers, trustees, successors and assigns of Debtor, including all successors in interest of Debtor in and to all or any part of the Collateral, and shall inure to the benefit of Secured Party and the successors and assigns of Secured Party. All references in this Security Agreement to Debtor or Secured Party shall be deemed to include all such parties.

      7.9 Whenever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Security Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

      7.10 Secured Party may, by any employee or employees it designates, execute, sign, endorse, transfer, or deliver in the name of Debtor, notes, checks, drafts, or other instruments for the payment of money and receipts or any other documents necessary to evidence, perfect and realize upon the security interests and obligations of this Security Agreement.

      7.11   The Collateral will be held by the Escrow Agent.

      7.12 The pronouns used in this Security Agreement are in the masculine gender but shall be construed as feminine or neuter as occasion may require.

      7.13 The term "Debtor" as used in this Security Agreement shall be construed as singular or plural to correspond with the number of persons executing this Security Agreement as Debtor. If more than one person executes this Security Agreement as Debtor, their obligations under this Security Agreement shall be joint and several.

      7.14 The section headings appearing in this Security Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Security Agreement.

      7.15 This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

      7.16 This Security Agreement shall terminate on the date on which all obligations of the Secured Indebtedness have been performed, satisfied, paid or discharged in full, at which time the Secured party shall promptly return the Common Share Certificate to the Debtor.

      7.17. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Security Agreement. The Secured Party acknowledge that they are aware that Debtor shall have no obligations whatsoever to the Secured Party beyond the Collateral pledged for the Secured Indebtedness set forth herein, and no request for further assurance may or shall increase such Secured Indebtedness.

EXECUTED as of this 4th day of November, 2005.

            MT ULTIMATE HEALTHCARE CORP.

            By: /s/ David Walters
            Name: David Walters
            Title: Executive Vice-President
            Address:
            "DEBTOR:

            MARATHON HEALTH CARE, INC
            By:   /s/ MacDonald Tudeme
            Name: MacDonald Tudeme
            Title: CEO
            Address:
            "SECURED PARTY"